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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934


         Date of Report (Date of earliest event reported) APRIL 10, 1997


                     CALIFORNIA REAL ESTATE INVESTMENT TRUST
             (Exact name of registrant as specified in its charter)


 CALIFORNIA                        1-8063                        94-6181186
(State or other                 (Commission                (IRS Employer
jurisdiction of                  File Number)              Identification No.)
 incorporation)


             131 STEUART STREET, SUITE 200, SAN FRANCISCO, CA 94105
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (415) 905-0288
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) As of April 14, 1997, Coopers & Lybrand LLP was terminated as the Company's independent accountant. The Company's new independent accountant is Ernst & Young LLP. The decision to change independent accountants was approved by the Board of Trustees of the Company on April 14, 1997.

                  Coopers & Lybrand LLP's report on the Company's financial statements for each of the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years preceding Coopers & Lybrand LLP's termination, there were no disagreements with Coopers & Lybrand LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused it to make a reference to the subject matter of the disagreement in connection with its report. Furthermore, there were no reportable events during the two most recent fiscal years preceding Coopers & Lybrand LLP's termination arising from Coopers & Lybrand LLP having advised the Company (a) that the internal controls necessary for the Company to develop reliable financial statements do not exist; (b) that information has come to its attention that has led it to no longer be able to rely on management's representations or that has made it unwilling to be associated with financial statements prepared by management; (c)(1) of the need to expand significantly the scope of its audit or that information has come to its attention that if further investigated may either (i) materially impact the fairness or reliability of a previously issued audit report or underlying financial statements or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements and (2) due to Coopers & Lybrand LLP's termination, it did not so expand the scope of its audit or conduct such further investigation; and (d)(1) information has come to its attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements
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issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to its satisfaction, would prevent it from rendering an unqualified audit report on those financial statements) and (2) due to Coopers & Lybrand LLP's termination, the issue has not been resolved to its satisfaction prior to its termination.

                  (b) Ernst & Young LLP has been appointed by the Board of Trustees as the new independent accountant to the Company effective April 14, 1997. During the Company's two most recent fiscal years and the subsequent interim period prior to Coopers & Lybrand LLP's termination, the Company did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

                  (c) During the interim period from the date of the Company's last audited financial statements to the date hereof, there were no procedures performed by Coopers & Lybrand LLP and the company is not aware of any disagreements with Coopers & Lybrand LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

ITEM 5.  OTHER EVENTS

         On April 10, 1997, the Trust announced that it had filed a preliminary proxy statement with the Securities and Exchange Commission with respect to the annual meeting of its shareholders which is expected to be held in June. At the annual meeting, the Trust's shareholders will be asked to vote on proposals to
(i) approve the issuance by the Trust of up to $33 million of cumulative convertible preferred shares to Veqtor Finance Company, LLC ("Veqtor"), an affiliate of Samuel Zell and the principals of Victor Capital Group, L.P., (ii) approve an amended and restated declaration of trust of the Trust, (iii) elect seven trustees to serve on the Trust's board of trustees, (iv) ratify the appointment of Ernst & Young LLP as auditors of the Trust for the fiscal year 1997 and (v) approve a share option plan. The preliminary proxy statement also outlines the Trust's proposed new business plan, previously approved by the Trust's board, to become a specialty finance company focused on the commercial real estate sector. Reference is made to the Company's press release
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dated April 10, 1997 filed as Exhibit 20 hereto and incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibit 16 -- Letter from Coopers & Lybrand LLP dated April
                  16, 1997

         (d)      Exhibit 20 -- Press release dated April 10, 1997.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CALIFORNIA REAL ESTATE INVESTMENT TRUST


                                   By:   /s/ Frank A. Morrow
                                         ------------------------------------
                                   Name:  Frank A. Morrow

                                   Title:  Chairman of the Board

Date:  April 16, 1997
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                                  EXHIBIT INDEX




Exhibit           Name

16                Letter of Coopers & Lybrand LLP, dated April 16, 1997

20                Press release dated April 10, 1997